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                                                                     Exhibit 5.1

                                 March 19, 1999



Board of Directors
Sovereign Bancorp, Inc.
1130 Berkshire Blvd.
Wyomissing, PA 19610

Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the proposed offering of Senior Notes, with an aggregate initial public offering price of up to $40,000,000 covered by the Company's Registration Statement on Form S-3 (the "Registration Statement"), we, as counsel to the Company, have reviewed:

                    (i) the Articles of Incorporation of the Company as amended to date;

                   (ii) the Bylaws of the Company as amended to date;

                  (iii) a corporate subsistence certificate dated March 15, 1999, issued by the Secretary of the Commonwealth of Pennsylvania with respect to the Company;

                   (iv) the Resolutions of the Board of Directors of the Company adopted on February 18, 1999; and

                    (v) the Registration Statement.

         Based upon our review of such documents, it is our opinion that:

         1. The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and subsisting under the laws of such Commonwealth.

         2. The Senior Indenture dated February 1, 1994 (the "Indenture") between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"), has been duly authorized and executed and is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to




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Board of Directors
Sovereign Bancorp, Inc.
March 19, 1999
Page 2


bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

         3. The Senior Notes covered by the Registration Statement have been duly authorized and, when (a) executed and authenticated in the manner set forth in the Indenture, and (b) issued, sold and delivered in the manner set forth in the Indenture against payment therefore, the Senior Notes will be validly executed, authenticated, issued, sold, and delivered, and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and general equity principles.

                                ----------------

         We consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       STEVENS & LEE

                                       /s/ Stevens & Lee
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